UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 28, 2015

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2015, Patrick J. Shanahan, Jr. and John C. Warren retired from the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”). At the time of his resignation from the Corporation’s Board of Directors, Mr. Shanahan was a member of the Corporation’s Audit Committee.

The Corporation’s corporate governance guidelines, consistent with the by-laws, currently require any director who reaches his or her 70th birthday to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director’s 70th birthday.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Corporation’s Annual Meeting of Shareholders was held on April 28, 2015. On the record date of February 27, 2015, there were 16,761,788 shares issued, outstanding and eligible to vote, of which 14,007,577 shares, or 83.6%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.
Four directors, nominated by the Board of Directors, were elected to hold office as directors of the Corporation, each to serve until the 2018 Annual Meeting and until their successors are duly elected and qualified:

	Term	Votes For	Votes Withheld	Broker Non-votes
Steven J. Crandall	3 years	11,006,358	323,930	2,677,289
Joseph J. MarcAurele	3 years	11,104,762	225,526	2,677,289
Victor J. Orsinger, II, Esq.	3 years	11,004,676	325,612	2,677,289
Edwin J. Santos	3 years	11,253,203	77,085	2,677,289

2.	The ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-votes
13,900,235	84,199	23,143	—

3.	A non-binding resolution to approve the compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
11,158,277	129,351	42,658	2,677,291

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: April 29, 2015	By:	/s/ David V. Devault
David V. Devault
Vice Chair, Secretary and Chief Financial Officer